Exhibit 99.2

December 15, 2009

Deltek, Inc.

13880 Dulles Corner Lane

Herndon, VA 20171

Attn: Senior Vice President and General Counsel

Re:	Waiver of Director Shareholder’s Agreement Restrictions

Dear David:

Reference is made to the director shareholder’s agreements (as amended, the “Director Shareholder’s Agreements”), by and among Deltek, Inc., a Delaware corporation (formerly Deltek Systems, Inc., a Virginia corporation) (the “Company”), each of Ms. Nanci Caldwell, Mr. Joseph Kampf, Mr. Albert Notini, and Ms. Janet Perna and, with respect to Sections 2.2 and 2.3 thereof, New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P. (collectively, the “NMP Entities”).

This letter is to confirm our agreement as follows:

1. Each of the Company and the NMP Entities hereby waives any compliance by Ms. Caldwell, Mr. Kampf, Mr. Notini, and Ms. Perna with Sections 2.1 and 2.4 of the Director Shareholder’s Agreements to which he or she is a party.

2. In all other respects, the Director Shareholder’s Agreements shall remain in full force and effect in accordance with its terms.

If the foregoing corresponds to your understanding of our agreement, please sign this letter and the enclosed copy in the space provided and return one copy to us.

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Very truly yours,

NEW MOUNTAIN PARTNERS II, L.P.

By:	New Mountain Investments II, L.L.C., its general partner

	By:	/s/ Steven B. Klinsky
		Name:	Steven B. Klinsky
		Title:	Managing Member

NEW MOUNTAIN AFFILIATED INVESTORS II, L.P.

By:	New Mountain Investments II, L.L.C., its general partner

	By:	/s/ Steven B. Klinsky
		Name:	Steven B. Klinsky
		Title:	Managing Member

ALLEGHENY NEW MOUNTAIN PARTNERS, L.P.

By:	New Mountain Investments II, L.L.C., its general partner

	By:	/s/ Steven B. Klinsky
		Name:	Steven B. Klinsky
		Title:	Managing Member

ACKNOWLEDGED AND AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE

DELTEK, INC.

By:	/s/ David Schwiesow
Name:	David Schwiesow
Title:	Senior Vice President and General Counsel